Exhibit 99.906CERT

Exhibit 12(b)

Section 906 Certification

Christian Pittard, Chief Executive Officer, and Andrea Melia, Chief Financial Officer, of Aberdeen Latin America Equity Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2011 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Latin America Equity Fund, Inc.	Aberdeen Latin America Equity Fund, Inc.

/s/ Christian Pittard	/s/ Andrea Melia
Christian Pittard	Andrea Melia

Date: September 8, 2011	Date: September 8, 2011